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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  June 13, 1996



                            ALLIED BANKSHARES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




               Georgia          0-15528       58-1599653
               ---------------  ------------  -------------------
               (State or other  (Commission   (IRS Employer
               jurisdiction of  File Number)  Identification No.)
               incorporation)



                    149 Main Street, Thomson, Georgia 30824
          ------------------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (706) 595-9500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)







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ITEM 5. OTHER EVENTS.

     On June 13, 1996, Allied Bankshares, Inc. ("Allied") and Regions Financial Corporation ("Regions") entered into an Agreement and Plan of Merger (the "Agreement"), pursuant to which Allied will merge with and into Regions (the "Merger"). Regions will be the surviving entity resulting from the Merger.

     Upon consummation of the Merger, each share of the $1.00 par value common stock of Allied ("Allied Common Stock") (excluding shares held by any Allied company or by any Regions company, in each case other than in a fiduciary capacity or as a result of debts previously contracted or shares held by stockholders who perfect their statutory appraisal rights) issued and outstanding at the effective time of the Merger (as described in the Agreement, the "Effective Time") shall cease to be outstanding and shall be converted into and exchanged for .226 of a share (the "Exchange Ratio") of the $.625 par value common stock of Regions ("Regions Common Stock").

     The Merger is intended to constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended, and be accounted for as a pooling of interests.

     Consummation of the Merger is subject to various conditions, including:
(i) receipt of the approval by the stockholders of Allied of the Agreement, and the consummation of the transactions contemplated thereby, including the Merger, as and to the extent required by law; (ii) receipt of certain regulatory consents from the Board of Governors of the Federal Reserve System and other applicable regulatory authorities; (iii) receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; (iv) receipt of a letter from Ernst and Young LLP, by each of the parties, to the effect that the Merger will qualify for pooling-of-interests accounting treatment; and (v) satisfaction of certain other conditions.

     In connection with executing the Agreement, Regions and Allied entered into a stock option agreement (the "Stock Option Agreement"), pursuant to which Allied granted to Regions an option to purchase, subject to certain limitations, up to 2,513,286 shares of Allied Common Stock, at a purchase price of $12.00 per share, upon certain terms and in accordance with certain conditions.

     The Agreement and the Merger will be submitted for approval at a meeting of the stockholders of Allied. Prior to the stockholders' meeting, Regions will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the shares of Regions Common Stock to be issued in exchange for the outstanding shares of Allied Common Stock. Such shares of stock of Regions will be offered to the Allied stockholders pursuant to a prospectus that will also serve as a proxy statement for the meeting of the stockholders of Allied to consider and vote upon appropriate matters relating to the Agreement and the Merger.




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     For additional information regarding the Agreement and the Stock Option
Agreement, please refer to the copies of those documents which are incorporated herein by reference and included as Exhibits to this Current Report on Form 8-K. The foregoing discussion is qualified in its entirety by reference to such documents.





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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ALLIED BANKSHARES, INC.
                                       (Registrant)



                                      By: /s/ Ben O. Howell, Jr.
                                         -----------------------------------
                                          Ben O. Howell, Jr.
                                          Chief Financial Officer


Date:  June 21, 1996


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                               INDEX TO EXHIBITS




Exhibit No.
- -----------
   2.1  Agreement and Plan of Merger, dated as of June 13,
        1996, by and between Regions Financial Corporation and Allied
        Bankshares, Inc........................................................

   2.2  Stock Option Agreement, dated as of June 13, 1996,
        issued by Allied Bankshares, Inc. to Regions Financial Corporation ....

   99.1 Text of joint press release, dated June 14, 1996, issued by
        Regions Financial Corporation and Allied Bankshares, Inc. .............



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